Exhibit 99.1

Texas Roadhouse, Inc. Announces Quarterly Dividend

LOUISVILLE, Ky (August 9, 2024) – On August 8, 2024, the Board of Directors of Texas Roadhouse, Inc. (Nasdaq: TXRH) authorized the payment of a cash dividend of $0.61 per share of common stock. This payment will be distributed on September 24, 2024, to shareholders of record at the close of business on September 4, 2024.

About the Company

Texas Roadhouse is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 760 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond its control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet our business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures; food safety and food-borne illness concerns; and other factors disclosed from time to time in its filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 26, 2023. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

Contacts:

Investor Relations

Michael Bailen

(502) 515-7298

Media

Travis Doster

(502) 638-5457